Exhibit 32

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350, as adopted), Edward T. Shonsey, the Chief Executive Officer of Diversa Corporation (the “Company”), and Anthony E. Altig, the Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

1.	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, to which this Certification is attached as Exhibit 32 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Periodic Report and results of operations of the Company for the period covered by the Periodic Report.

Dated: May 10, 2007

/s/ EDWARD T. SHONSEY	/s/ ANTHONY E. ALTIG
Edward T. Shonsey	Anthony E. Altig
Chief Executive Officer	Senior Vice President, Finance and Chief Financial Officer

This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filling of Diversa Corporation under the Securities Act of 1933, as amended, or Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.